UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2014

AJS BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55083	90-1022599
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois	60445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (708) 687-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 26, 2014, the Office of the Comptroller of the Currency (the “OCC”), the primary regulator of A.J. Smith Federal Savings Bank (the “Bank”), terminated the Bank’s designation as in “troubled condition” and terminated its individual minimum capital ratios (“IMCR”). The Bank is the wholly owned subsidiary of AJS Bancorp, Inc.

The Bank was designated as in troubled condition by the OCC in connection with the OCC’s entry into a formal agreement with the Bank on March 8, 2012. The OCC terminated the formal agreement on September 19, 2013. As a result of the change in designation, the Bank is no longer required to provide prior notice to the OCC of any change in directors or senior executive officers and seek prior approval before making capital distributions or entering into or amending any contractual arrangements for compensation or benefits with any director or senior executive officer. In addition, the Bank is no longer required to maintain a Tier 1 Leverage capital ratio of 8% and a Total Risk-Based capital ratio of 12%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AJS BANCORP, INC. (Registrant)
DATE: March 31, 2014	By:	/s/ Emily Lane
Emily Lane
Chief Financial Officer